UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2014

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Maryland (Aviv REIT, Inc.) Delaware (Aviv Healthcare Properties Limited Partnership)	001-35841 (Aviv REIT, Inc.) 333-173824 (Aviv Healthcare Properties Limited Partnership)	27-3200673 (Aviv REIT, Inc.) 35-2249166 (Aviv Healthcare Properties Limited Partnership)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Madison Street, Suite 2400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 855-0930

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On May 14, 2014, Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), entered into a credit agreement (the “Credit Agreement”) among the Partnership and Aviv Healthcare Capital Corporation, a Delaware corporation (“AHCC”), as borrowers, Aviv REIT, Inc., a Maryland corporation (the “Company”), and certain direct and indirect subsidiaries of the Partnership identified therein, each as guarantors, the financial institutions party thereto, as lenders, and Bank of America, N.A. (“Bank of America”), as administrative agent and a lender.

The Credit Agreement provides for an unsecured revolving credit facility in an amount up to $600.0 million. The amount of the credit facility may be increased by up to $200.0 million (resulting in total availability of up to $800.0 million), provided that certain conditions precedent are satisfied. Borrowings under the credit facility will bear interest at the rate of: (a) LIBOR or a comparable rate with respect to Eurodollar loans plus an applicable percentage of, initially, 1.70% to 2.25%, depending on the Company’s consolidated leverage ratio, but if the Partnership achieves at least two non-credit-enhanced, senior unsecured long-term debt ratings of BBB- or higher from S&P or Fitch or Baa3 or higher from Moody’s (such status being referred to herein as “investment grade”) then an applicable percentage of 0.90% to 1.70% depending on such debt ratings; or (b) with respect to Base Rate Loans and Swing Line Loans (each as defined in the Credit Agreement), an applicable percentage of, initially, 0.70% to 1.25%, depending on the Company’s consolidated leverage ratio, but if the Partnership achieves investment grade status, then an applicable percentage of 0.00% to 0.70% depending on such debt ratings, plus the greatest of (i) the Federal Funds Rate (as defined in the Credit Agreement) plus 1/2 of 1.00%; (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate;” and (iii) the Eurodollar rate determined on such day for a Eurodollar loan for an interest period of one month plus 1.00%. The initial maturity date for loans under the Credit Agreement is May 14, 2018 with a one-year extension option, provided that certain conditions precedent are satisfied. The credit facility is available for general corporate purposes.

The Credit Agreement contains customary covenants that include restrictions on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, and sell or otherwise transfer certain assets as well as customary events of default. The Credit Agreement generally requires the Company to maintain (i) a consolidated leverage ratio less than or equal to 60%, (ii) a consolidated unencumbered leverage ratio less than or equal to 60%, (iii) a consolidated fixed charge coverage ratio of equal to or greater than 1.50 to 1.00 and (iv) a consolidated unsecured interest coverage ratio equal to or greater than 2.00 to 1.00. In addition, the Company must maintain a consolidated tangible net worth equal to or greater than $539,185,728 plus 75% of the net cash proceeds from equity transactions during the period commencing on April 1, 2014 and ending as of the last day of the fiscal quarter for which such calculation is being performed. The Company must maintain a consolidated secured leverage ratio of less than or equal to 30% and, if not investment grade, the aggregate outstanding amount of the Company’s secured recourse indebtedness must be less than or equal to 10% of the consolidated total asset value of the Company.

At all times prior to when the Partnership achieves investment grade status, borrowers are obligated to pay an unused fee of 0.250% to 0.350% per quarter on any undrawn amounts under the credit facility. When the Partnership achieves investment grade status, borrowers are obligated to pay a facility fee of 0.125% to 0.300% per quarter on the aggregate committed amount under the credit facility, regardless of usage (or, if the commitments have terminated, the aggregate outstanding loans and letter of credit obligations). The amount of the credit facility may be permanently reduced, at the Company’s option, without premium or penalty, and the credit facility may be repaid in whole or in part without premium or penalty. In the event of a default, the lenders have a right to terminate their obligations under the Credit Agreement and to accelerate the payment on any unpaid principal amount of all outstanding loans and all interest accrued and unpaid thereon. The Company and certain of its indirect subsidiaries have guaranteed the obligations under the Credit Agreement.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Financing Matters

As previously reported, pursuant to an indenture dated February 4, 2011, as supplemented by the first supplemental indenture dated March 22, 2011, the second supplemental indenture dated November 1, 2011, the third supplemental indenture dated December 29, 2011, the fourth supplemental indenture dated March 28, 2012 and the fifth supplemental indenture dated November 30, 2012, the Partnership and AHCC issued $400.0 million of their 7 3/4% Senior Notes due 2019 (the “2019 Notes”). Effective May 15, 2014, certain indirect subsidiaries of the Partnership that have agreed to guarantee the obligations under the Credit Agreement entered into a sixth supplemental indenture and thereby became guarantors of the 2019 Notes.

Also as previously reported, pursuant to an indenture dated October 16, 2013, the Partnership and AHCC issued $250.0 million of their 6% Senior Notes due 2021 (the “2021 Notes”). On May 15, 2014, certain indirect subsidiaries of the Partnership that have agreed to guarantee the obligations under the Credit Agreement entered into a first supplemental indenture and thereby became guarantors of the 2021 Notes.

Item 1.02. Termination of a Material Definitive Agreement.

On May 14, 2014, in connection with the entry into the Credit Agreement described in Item 1.01 above, the Company terminated the credit agreement dated March 26, 2013 among Aviv Financing IV, L.L.C., a Delaware limited liability company and indirect subsidiary of the Partnership, and the other Borrowers party thereto, as borrowers, the Company, the Partnership and the other Guarantors party thereto, as guarantors, the financial institutions party thereto, as lenders, and Bank of America, as administrative agent and a lender, which provided for a $400.0 million secured revolving credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under “Credit Agreement” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

4.1	Sixth Supplemental Indenture, dated as of May 15, 2014, among Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	First Supplemental Indenture, dated as of May 15, 2014, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee

10.1	Credit Agreement, dated as of May 14, 2014, among Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation, as borrowers, Aviv REIT, Inc. and the other Guarantors party thereto, as guarantors, the financial institutions party thereto, as lenders, and Bank of America, N.A., as Administrative Agent and a lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014	AVIV REIT, INC.

	By:	/s/ Mark L. Wetzel
	Name:	Mark L. Wetzel
	Title:	Chief Financial Officer and Treasurer

Date: May 16, 2014	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

	By:	Aviv REIT, Inc., its general partner

	By:	/s/ Mark L. Wetzel
	Name:	Mark L. Wetzel
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Sixth Supplemental Indenture, dated as of May 15, 2014, among Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	First Supplemental Indenture, dated as of May 15, 2014, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee

10.1	Credit Agreement, dated as of May 14, 2014, among Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation, as borrowers, Aviv REIT, Inc. and the other Guarantors party thereto, as guarantors, the financial institutions party thereto, as lenders, and Bank of America, N.A., as Administrative Agent and a lender